ESAB Corporation Announces Second Quarter 2022 Results

•Reported $0.94 diluted EPS from continuing operations and $1.14 of adjusted diluted EPS
•Increased sales 5%, including organic growth of 9%, to a record $661 million
•Achieved record adjusted EBITDA of $111 million, up 6% versus prior year
•Strong second quarter results and reaffirmed 2022 full year guidance
•Successfully extended $600 million term loan and fixed the interest rate

North Bethesda, MD, August 9, 2022 -- ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a world leader in fabrication and specialty gas control technology, today announced its financial results for the second quarter of 2022 and reaffirmed full year 2022 guidance.

The Company reported record second quarter sales of $661.2 million, an increase of 5% on a reported basis, or 9% organically before currency translation impacts. Adjusted EBITDA during the second quarter of $110.5 million rose 6% compared to $104.7 million in the prior year quarter, and adjusted EBITDA margin expanded 10 basis points. Excluding Russia, sales for the second quarter increased 8%, including organic growth of 13%, to $631.7 million, adjusted EBITDA increased 13% to $105.0 million and adjusted EBITDA margins expanded 80 basis points. ESAB also reported second quarter net income from continuing operations of $57.9 million, $0.94 diluted per share and adjusted net income of $69.0 million, $1.14 diluted per share which included $0.06 diluted per share from Russia.

“Our track record of execution continued in the second quarter, as we delivered another quarter of revenue growth and margin expansion,” said Shyam P. Kambeyanda, President and Chief Executive Officer of ESAB Corporation. “New product innovation continues to accelerate and significantly contribute to growth. Additionally, we recently announced our partnership with Hexagon, a global leader in Manufacturing Execution Systems (MES), which we expect will drive further adoption of our InduSuite digital solution tools. We successfully fixed and extended our $600 million term loan, strengthening our balance sheet and providing ESAB with additional financial flexibility. Our organization remains focused on creating long-term shareholder value by leveraging our ESAB business system (EBX) to drive growth, margin expansion, and cash flow.”

The Company reported strong second quarter results, and reaffirmed its full year 2022 guidance, which excludes Russia from Q2 through the remainder of the year. ESAB continues to expect $2.45-$2.50 billion of sales with total reported sales growth of 2%-4%, full year adjusted EBITDA of $400-$420 million, adjusted EPS of $3.85-$4.05 and free cash flow of greater than $210 million.

Conference Call and Webcast

The Company will hold a conference call to discuss its second quarter 2022 results beginning at 8:00 a.m. Eastern on Tuesday, August 9, 2022 which will be open to the public by calling +1-888-550-5302 (U.S. callers) and +1-646-960-0685 (International callers) and referencing the conference ID number 4669992 and through webcast via ESAB’s website www.ESABcorporation.com under the “Investors” section. Access to a supplemental slide presentation can also be found on ESAB's website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About ESAB Corporation

ESAB Corporation (NYSE: ESAB) is a world leader in fabrication and specialty gas control technology, providing our partners with advanced equipment, consumables, specialty gas control, robotics, and digital solutions which enable the everyday and extraordinary work that shapes our world. To learn more, visit www.ESABcorporation.com.

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, adjusted net income from continuing operations excluding Russia, adjusted EBITA (earnings before interest, taxes and amortization), adjusted EBITDA (adjusted EBITA plus depreciation and other amortization), adjusted EBITDA excluding Russia, organic sales growth, organic sales growth excluding Russia, free cash flow, and ratios based on the foregoing measures. ESAB also provides adjusted EBITA/EBITDA and adjusted EBITA/EBITDA margin on a segment basis.

Adjusted net income from continuing operations represents Net income from continuing operations excluding Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gain, and separation costs. Adjusted net income includes the tax effect of non-GAAP adjusting items at applicable tax rates. ESAB also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Adjusted net income from continuing operations excluding Russia and Adjusted net income per share - diluted from continuing operations excluding Russia which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia.
Adjusted EBITA excludes from Net income from continuing operations the effect of Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gain, separation costs, Income tax expense and Interest expense (income) and other, net. Adjusted EBITDA further excludes depreciation and other amortization from the adjusted EBITA calculation. ESAB presents adjusted EBITA and adjusted EBITDA margins, which are subject to the same adjustments as adjusted EBITA and adjusted EBITDA, respectively. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, acquisition-related intangible asset amortization, pension settlement gain, and separation costs from operating income for adjusted EBITA and further exclude depreciation and other amortization for adjusted EBITDA. ESAB presents Adjusted EBITDA excluding Russia and Adjusted EBITDA margin excluding Russia which are subject to the same adjustments as Adjusted EBITDA and Adjusted EBITDA margins, respectively, further removing the impact of Russia.

ESAB also presents Net Sales excluding Russia. Organic sales growth excludes the impact of acquisitions and foreign exchange rate fluctuations on an including and excluding Russia basis.

Adjusted free cash flow represents Cash flows from operating activities excluding cash outflows related to the Company’s separation from Enovis Corporation and discontinued operations, less Purchases of property, plant and equipment net proceeds from sale of certain properties.

These non-GAAP financial measures assist ESAB management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. ESAB management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic conditions; supply chain disruptions; the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the impact on creditworthiness and financial viability of customers; risks relating to the Company’s separation from Enovis Corporation (the “Separation”), Enovis’ ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes, the ability to realize the anticipated benefits of the Separation, and the financial and operating performance of the Company following the Separation; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10B-12/A on March 17, 2022, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092

ESAB CORPORATION
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021

Net sales	$661,177	$629,804	$1,309,088	$1,197,932
Cost of sales	433,705	411,413	857,285	779,746
Gross profit	227,472	218,391	451,803	418,186
Selling, general and administrative expense	136,945	132,702	272,358	257,121
Restructuring and other related charges	4,649	3,489	9,953	6,564
Operating income	85,878	82,200	169,492	154,501
Interest expense (income) and other, net	7,907	(314)	7,351	(539)
Pension settlement gain	—	(11,208)	—	(11,208)
Income from continuing operations before income taxes	77,971	93,722	162,141	166,248
Income tax expense	20,047	15,610	45,793	29,602
Net income from continuing operations	57,924	78,112	116,348	136,646
Loss from discontinued operations, net of taxes	(1,900)	—	(3,921)	—
Net income	56,024	78,112	112,427	136,646
Less: Income attributable to noncontrolling interest, net of taxes	775	705	1,741	1,581
Net income attributable to ESAB Corporation	$55,249	$77,407	$110,686	$135,065
Earnings (loss) per share - basic
Income from continuing operations	$0.95	$1.29	$1.90	$2.25
Loss on discontinued operations	$(0.03)	$—	$(0.07)	$—
Net income per share	$0.92	$1.29	$1.83	$2.25
Earnings (loss) per share - diluted
Income from continuing operations	$0.94	$1.29	$1.89	$2.25
Loss on discontinued operations	$(0.03)	$—	$(0.07)	$—
Net income per share - diluted	$0.91	$1.29	$1.82	$2.25

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Adjusted Net Income and Adjusted Net Income Per Share	(Dollars in millions)(1)
Net income from continuing operations attributable to ESAB Corporation(2) (GAAP)	57.1	77.4	114.6	135.1
Restructuring and other related charges - pretax (3)	4.6	3.5	10.0	6.6
Acquisition-related amortization - pretax (4)	7.6	9.1	15.3	18.2
Separation costs - pretax (5)	3.5	0.1	7.1	0.1
Pension settlement gain - pretax	—	(11.2)	—	(11.2)
Tax adjustment (6)	(3.9)	(5.4)	(7.7)	(7.7)
Adjusted net income from continuing operations (non-GAAP)	$69.0	$73.5	$139.2	$141.0
Adjusted net income from continuing operations attributable to Russia (non-GAAP)	3.6	8.8	9.3	16.9
Adjusted net income from continuing operations excluding Russia (non-GAAP)	$65.4	$64.7	$129.9	$124.1

Adjusted net income margin from continuing operations	10.4%	11.7%	10.6%	11.8%

Adjusted net income per share - diluted from continuing operations (non-GAAP)	$1.14	$1.23	$2.30	$2.35
Adjusted net income per share - diluted from continuing operations attributable to Russia (non-GAAP)	$0.06	$0.15	$0.15	$0.28
Adjusted net income per share - diluted from continuing operations excluding Russia (non-GAAP)	$1.08	$1.08	$2.15	$2.07

Net income per share - diluted from continuing operations (GAAP)	$0.94	$1.29	$1.89	$2.25
__________
(1) Numbers may not sum due to rounding.
(2) Net income from continuing operations attributable to ESAB Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes, of $0.8 million and $1.7 million for the three and six months ended July 1, 2022 and $0.7 million and $1.6 million for the three and six months ended July 2, 2021, respectively.
(3) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(4) Includes amortization of acquired intangibles.
(5) Includes non-recurring professional fees incurred in the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.
(6) For 2022 the tax effect of the adjusting items above results in an adjusted tax rate of 25.5% and 27.5% for the three and six months ended July 1, 2022. For 2021 the tax effect of the above adjusting items and the exclusion of some non-recurring benefits resulted in an adjusted tax rate of 22.0% and 20.7% for the three and six months ended July 2, 2021.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Adjusted EBITA and Adjusted EBITDA	(Dollars in millions)(1)
Net income from continuing operations (GAAP)	$57.9	$78.1	$116.3	$136.6
Income tax expense	20.0	15.6	45.8	29.6
Interest expense (income) and other, net(2)	7.9	(0.1)	7.4	(0.2)
Pension settlement gain	—	(11.2)	—	(11.2)
Restructuring and other related charges(3)	4.6	3.5	10.0	6.6
Separation costs(4)	3.5	0.1	7.1	0.1
Acquisition-related amortization(5)	7.6	9.1	15.3	18.2
Adjusted EBITA (non-GAAP)	$101.6	$95.1	$201.9	$179.7
Depreciation and other amortization	8.9	9.6	17.9	19.2
Adjusted EBITDA (non-GAAP)	$110.5	$104.7	$219.8	$198.9
Adjusted EBITDA attributable to Russia (non-GAAP)	5.5	11.9	13.9	22.4
Adjusted EBITDA excluding Russia (non-GAAP)	$105.0	$92.8	$205.9	$176.5

Net income margin from continuing operations (GAAP)	8.8%	12.4%	8.9%	11.4%
Adjusted EBITA margin (non-GAAP)	15.4%	15.1%	15.4%	15.0%
Adjusted EBITDA margin (non-GAAP)	16.7%	16.6%	16.8%	16.6%

Adjusted EBITDA margin excluding Russia (non-GAAP)(6)	16.6%	15.8%	16.6%	15.8%
__________
(1) Numbers may not sum due to rounding.
(2) Mainly relates to the removal of interest expense and income included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statement of Operations.
(3) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(4) Includes non-recurring professional fees incurred in the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.
(5) Includes amortization of acquired intangibles.
(6) Net sales relating to Russia included within the EMEA & APAC segment were $29.5 million and $70.4 million for the three and six months ended July 1, 2022, respectively, and $44.0 million and $80.6 million for the three and six months ended July, 2 2021, respectively.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended July 1, 2022			Six Months Ended July 1, 2022
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)
Operating income (GAAP)	$35.8	$50.0	$85.9	$66.0	$103.5	$169.5
Restructuring and other related charges	3.6	1.1	4.6	7.2	2.8	10.0
Separation costs	1.5	1.9	3.5	3.8	3.3	7.1
Acquisition-related amortization	4.2	3.4	7.6	8.3	7.0	15.3
Other(1)	—	—	—	0.3	(0.2)	0.1
Adjusted EBITA (non-GAAP)	45.2	56.4	101.6	85.7	116.2	201.9
Depreciation and other amortization	3.4	5.5	8.9	6.9	11.0	17.9
Adjusted EBITDA (non-GAAP)	$48.6	$61.9	$110.5	$92.6	$127.2	$219.8
Adjusted EBITA margin (non-GAAP)	15.5%	15.3%	15.4%	15.2%	15.6%	15.4%
Adjusted EBITDA margin (non-GAAP)	16.7%	16.7%	16.7%	16.4%	17.1%	16.8%
(1) Relates to the adjustment for certain items included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statements of Operations.

	Three Months Ended July 2, 2021			Six Months Ended July 2, 2021
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)
Operating income (GAAP)	$27.1	$55.1	$82.2	$49.4	$105.1	$154.5
Restructuring and other related charges	2.1	1.4	3.5	4.5	2.1	6.6
Separation costs	0.1	—	0.1	0.1	—	0.1
Acquisition-related amortization	4.7	4.4	9.1	9.4	8.8	18.2
Other(1)	0.3	(0.1)	0.2	0.6	(0.3)	0.3
Adjusted EBITA (non-GAAP)	34.3	60.8	95.1	64.0	115.7	179.7
Depreciation and other amortization	3.7	5.9	9.6	7.2	12.0	19.2
Adjusted EBITDA (non-GAAP)	$38.0	$66.7	$104.7	$71.2	$127.7	$198.9
Adjusted EBITA margin (non-GAAP)	13.5%	16.2%	15.1%	13.3%	16.1%	15.0%
Adjusted EBITDA margin (non-GAAP)	15.0%	17.7%	16.6%	14.8%	17.8%	16.6%
(1) Relates to the adjustment for certain items included within the Interest expense (income) and other, net line within the Consolidated and Combined Condensed Statements of Operations.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Americas		EMEA & APAC		Total ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended July 2, 2021	$253.6		$376.2		$629.8
Components of Change:
Existing businesses(1)	38.1	15.0%	16.5	4.4%	54.7	8.7%
Foreign Currency translation(2)	(0.6)	(0.2)%	(22.6)	(6.0)%	(23.3)	(3.7)%
	37.5	14.8%	(6.1)	(1.6)%	31.4	5.0%
For the three months ended July 1, 2022	$291.1		$370.1		$661.2
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Net Sales
	Total ESAB		Russia		ESAB Excluding Russia
	$	Change %	$	Change %	$	Change %
For the three months ended July 2, 2021	$629.8		$44.0		$585.8
Components of Change:
Existing businesses(1)	54.7	8.7%	(20.1)	(45.7)%	74.8	12.8%
Foreign Currency translation(2)	(23.3)	(3.7)%	5.6	12.7%	(28.9)	(4.9)%
	31.4	5.0%	(14.5)	(33.0)%	45.9	7.8%
For the three months ended July 1, 2022	$661.2		$29.5		$631.7
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Net Sales
	Americas		EMEA & APAC		Total ESAB
	$	Change %	$	Change %	$	Change %
For the six months ended July 2, 2021	$479.8		$718.1		$1,197.9
Components of Change:
Existing businesses(1)	85.8	17.9%	70.1	9.8%	155.9	13.0%
Foreign Currency translation(2)	(2.2)	(0.5)%	(42.5)	(5.9)%	(44.7)	(3.7)%
	83.6	17.4%	27.6	3.9%	111.2	9.3%
For the six months ended July 1, 2022	$563.4		$745.7		$1,309.1
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow
Dollars in millions
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021

Net cash provided by operating activities (GAAP)	$27.3	$59.8	$43.4	$122.6
Purchases of property, plant and equipment (GAAP)	(7.8)	(6.1)	(13.7)	(10.8)
Proceeds from the sale of certain properties (1)	—	1.2	2.5	1.4
Payments related to the Separation (2)	7.9	—	12.9	—
Discontinued operations	9.1	—	13.7	—
Adjusted free cash flow (non-GAAP)	$36.5	$54.9	$58.8	$113.2
(1) Includes proceeds from the sale of certain properties related to restructuring efforts for which previous cash outlays were included in Net cash used in investing activities.
(2) Includes $9.2 million related to tax paid for the separation and $3.7 million of other separation charges.

ESAB CORPORATION
CONSOLIDATED AND COMBINED CONDENSED BALANCE SHEETS
Dollars in thousands
(Unaudited)

	July 1, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,475	$41,209
Trade receivables, less allowance for credit losses of $28,304 and $23,912	384,246	383,496
Inventories, net	473,799	420,062
Prepaid expenses	58,887	51,949
Other current assets	70,957	67,357
Total current assets	1,041,364	964,073
Property, plant and equipment, net	276,064	286,278
Goodwill	1,449,950	1,532,993
Intangible assets, net	476,772	521,434
Lease asset - right of use	105,183	107,944
Other assets	324,371	48,540
Total assets	$3,673,704	$3,461,262

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$—	$—
Accounts payable	359,996	345,480
Accrued liabilities	282,086	251,109
Total current liabilities	642,082	596,589
Long-term debt	1,182,187	—
Other liabilities	568,032	362,945
Total liabilities	2,392,301	959,534
Equity:
Common stock - $0.001 par value - Authorized 600,000,000, 60,043,543 and 100 shares outstanding as of July 1, 2022 and December 31, 2021, respectively	60	—
Additional paid-in capital	1,852,998	—
Retained earnings	52,224	—
Former Parent’s investment	—	2,921,623
Accumulated other comprehensive loss	(663,419)	(460,888)
Total ESAB Corporation equity	1,241,863	2,460,735
Noncontrolling interest	39,540	40,993
Total equity	1,281,403	2,501,728
Total liabilities and equity	$3,673,704	$3,461,262

CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF CASH FLOWS
Dollars in thousands
(Unaudited)

	Six Months Ended
	July 1, 2022	July 2, 2021
Cash flows from operating activities:
Net income	$112,427	$136,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,072	37,828
Stock-based compensation expense	5,355	3,249
Non-cash interest expense	597	—
Deferred income tax	(7,346)	(997)
Loss on sale of property, plant and equipment	—	—
Pension settlement gain	—	(11,208)
Changes in operating assets and liabilities:
Trade receivables, net	(17,652)	(60,154)
Inventories, net	(65,984)	(66,277)
Accounts payable	17,450	81,657
Other operating assets and liabilities	(34,509)	1,875
Net cash provided by operating activities	43,410	122,619
Cash flows from investing activities:
Purchases of property, plant and equipment	(13,691)	(10,845)
Proceeds from sale of property, plant and equipment	3,358	1,362
Acquisition, net of cash received	—	(4,885)
Net cash used in investing activities	(10,333)	(14,368)
Cash flows from financing activities:
Proceeds from borrowings on term credit facilities	1,000,000	274
Proceeds from borrowings on revolving credit facilities	265,000	—
Repayments of borrowings on revolving credit facility and other	(79,639)	—
Payment of deferred financing fees	(5,641)	—
Payment of deferred consideration	(1,500)	—
Distributions to noncontrolling interest holders	(941)	(1,054)
Consideration to Former Parent in connection with the Separation	(1,200,000)	—
Transfers from (to) Parent, net	2,847	(111,107)
Net cash used in financing activities	(19,874)	(111,887)
Effect of foreign exchange rates on Cash and cash equivalents	(937)	(1,044)
Increase (decrease) in Cash and cash equivalents	12,266	(4,680)
Cash and cash equivalents, beginning of period	41,209	49,209
Cash and cash equivalents, end of period	$53,475	$44,529